      As filed with the Securities and Exchange Commission on May 16, 2002


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                   FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                       THE SECURITIES EXCHANGE ACT OF 1934

                             ----------------------

                             COOPER INDUSTRIES, LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               Bermuda                                            98-0355628
   (State or other jurisdiction of                            (I.R.S. Employer
    incorporation or organization)                            Identification No)

        600 Travis, Suite 5800
           Houston, Texas                                           77002
(Address of principal executive offices)                          (Zip Code)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities to be registered pursuant to Section 12(b) of the Act:

                    Title of Each Class                                     Name of Each Exchange on Which
                    to be so Registered                                     Each Class is to be Registered
                    -------------------                                     ------------------------------
      CLASS A COMMON SHARES, PAR VALUE $0.01 PER SHARE                      NEW YORK STOCK EXCHANGE, INC.

              PREFERRED SHARE PURCHASE RIGHTS                               NEW YORK STOCK EXCHANGE, INC.

     Securities to be registered pursuant to Section 12(g) of the Act: NONE

================================================================================

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The information for the Class A Common Shares and the Preferred Share Purchase Rights under the caption "Description of Authorized Shares of Cooper Industries, Ltd." set forth in Post-Effective Amendment No. 2 to Registration Statement on Form S-4 (Registration No. 333-62740) of Cooper Industries, Ltd. (the "Company") filed with the Securities and Exchange Commission on April 3, 2002 is incorporated herein by reference.

ITEM 2.  EXHIBITS.

         Number                         Description
         ------                         -----------

          4.1 Memorandum of Association of the Company (incorporated by reference to Annex II of the Company's Registration Statement on Form S-4, Registration No. 333-62740).

          4.2 Amended and Restated Bye-Laws of the Company (incorporated by reference to Annex III of the Company's Registration
                   Statement on Form S-4, Registration No. 333-62740).

          4.3      Specimen Class A Common Share certificate of the Company.

          4.4 Rights Agreement dated as of May 16, 2002 between the Company and EquiServe Trust Company, N.A.


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Houston, State of Texas, on May 16, 2002.


                                      COOPER INDUSTRIES, LTD.


                                      By    /s/ Diane K. Schumacher
                                          ----------------------------------
                                          Diane K. Schumacher
                                          Senior Vice President
                                          and General Counsel